UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2006
Date of Report (Date of earliest event reported)

INVISION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-1219606	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205 - 1480 Gulf Road
Point Roberts, WA	98281
(Address of principal executive offices)	(Zip Code)

(360) 305-5696
Registrant's telephone number, including area code

768 Westcot Place
West Vancouver, BC, Canada V7S 1N9
(778) 888-2443
Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective March 27, 2006, Invision Capital, Inc. (the “Company”) completed a five-for-one forward split of its issued and outstanding common stock. As a result of the stock split, the Company’s authorized capital has increased from 200,000,000 shares of common stock with a par value of $0.001 per share, of which 10,398,400 shares were issued and outstanding, to 1,000,000,000 shares of common stock with a par value of $0.001 per share, of which 51,992,000 are issued and outstanding as at March 27, 2006.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

As a result of the stock split, the symbol under which the Company’s shares trade on the OTC Bulletin Board has been changed from “IVCL” to “IVCA,” effective March 27, 2006.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

3.1 Certificate of Change to Authorized Capital effective March 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISION CAPITAL, INC.

Date:	March 27, 2006
		By:	/s/ John Boschert

JOHN BOSCHERT
President, Secretary, Treasurer
Chief Executive Officer and Chief Financial
Officer